UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2015

___________________________________________________________________

COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On Monday, June 22, 2015, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), made certain compensation changes as described below.

Salary Increase

The Compensation Committee approved new annualized base salary amounts for the following named executive officers:

Named Executive Officer	New Annualized Salary
David R. Parker	$590,000
Joey B. Hogan	$375,000
Richard B. Cribbs	$275,000
Samuel F. Hough	$275,000
James "Jim" F. Brower	$220,000

Restricted Stock Grants

The Compensation Committee also approved grants of restricted stock to the named executive officers of the Company. The grant vests (A) 50% at December 31, 2018, subject to continuous employment through such date ("Time-Vesting Shares"), (B) one-half of the non-Time-Vesting Shares upon attainment of earnings per share for fiscal year 2016 of at least $2.25, and (C) all remaining unvested non-Time-Vesting Shares upon attainment of earnings per share for fiscal year 2017 of at least $2.50.

The following table sets forth the grants to the named executive officers:

Named Executive Officer	Shares of Restricted Stock
David R. Parker	8,528
Joey B. Hogan	6,823
Richard B. Cribbs	3,411
Samuel F. Hough	3,411
James "Jim" F. Brower	2,559

David R. Parker Life Insurance Bonus Change

The Company had previously paid Mr. Parker the value of certain life insurance premiums, or $100,000 annually. Due to a change in premiums, this payment was reduced to $78,000 annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: June 26, 2015	By:	/s/ Joey B. Hogan
Joey B. Hogan Senior Executive Vice President and Chief Operating Officer